EXHIBIT 99.1

Home BancShares, Inc. Announces a 30.6% Increase in Third Quarter Earnings, $350.8 Million of Quarterly Organic Loan Growth and a 39% Efficiency Ratio

CONWAY, Ark., Oct. 15, 2015 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (NASDAQ:HOMB), parent company of Centennial Bank, today announced a 30.6% increase in quarterly profit to $35.7 million, or $0.52 diluted earnings per share, for the third quarter of 2015 compared to $27.4 million, or $0.41 diluted earnings per share, for the same quarter in 2014. Excluding the $474,000 of merger expenses associated with the recently completed acquisition of Florida Business BancGroup, Inc., diluted earnings per share for the third quarter of 2015 was $0.53 per share. The Company also announced $350.8 million in quarterly organic non-covered loan growth during the third quarter of 2015 and a core efficiency ratio of 39.30%.

Because acquisitions are growth and capital management strategies, earnings excluding amortization of intangibles after-tax are useful in evaluating the Company. Diluted earnings per share excluding intangible amortization for the third quarter of 2015 was $0.53 compared to $0.42 diluted earnings per share excluding intangible amortization for the same period in 2014.

"In the last six months, there has been a $906.1 million increase in our total loan portfolio," said John Allison, Chairman. "By maintaining a strong capital position, Home BancShares was adequately prepared to support loan growth when the opportunities presented themselves. We will continue seeking growth opportunities in areas within and surrounding our existing footprint while supporting additional loan growth in our legacy organization so we can enhance the franchise value of HOMB and maximize returns to our shareholders."

Tracy French, Centennial Bank President and Chief Executive Officer, added, "We are pleased with the third quarter's strong financial results and another active quarter of loan growth. We are busy maintaining this growth momentum with our recently closed acquisition of Bay Cities on October 1, 2015, which is due to have its systems conversion on November 6, 2015."

"In the last several quarters our Chairman has made it known that his goal for us was to reach a 39.99% core efficiency ratio," said Donna Townsell, Centennial Bank Vice President of Corporate Efficiencies. "Since we started tracking the core efficiency in 2008, we have dropped from 59.25% to 39.30% while acquiring fifteen banks. This group of bankers worked hard to get us there and know it will be hard work to stay there, but measuring revenue versus expense has become part of the culture at Home BancShares."

Operating Highlights

Each quarter we perform credit impairment tests on the loans acquired in our FDIC loss sharing and non-loss sharing acquisitions. During our third quarter 2015 impairment testing, several non-loss share pools were determined to have a material projected credit improvement. This projected credit improvement offset by the expected decline in accretion income from the other purchase accounting loans, resulted in a net improvement of $2.1 million of recognized accretion income when compared to the second quarter of 2015.  Consequently, yields on loans and net interest margin for the quarter just ended are slightly increased when compared to the second quarter of 2015.

Net interest income for the third quarter of 2015 increased 15.9% to $91.1 million from $78.6 million during the third quarter of 2014.  For the third quarter of 2015, the effective yield on non-covered loans and covered loans was 5.77% and 19.04%, respectively.  Net interest margin, on a fully taxable equivalent basis, was 5.03% for the quarter just ended.

During the third quarter of 2015, the Company recorded a provision for loan loss of $7.1 million compared to $4.2 million in the third quarter of 2014. This expected increase of $2.9 million is primarily a reflection of the organic loan growth generated during 2015.

The Company reported $16.5 million of non-interest income for the third quarter of 2015, compared to $10.8 million for the third quarter of 2014. The most important components of the third quarter non-interest income were $6.6 million from other service charges and fees, $6.3 million from service charges on deposits accounts, $3.1 million from mortgage lending income, $993,000 from other income, $548,000 from insurance commissions, and $398,000 from trust fees offset by the $2.0 million of net amortization on the FDIC indemnification asset.

As a result of the recognized credit improvements in prior years, the Company has been decreasing the base of the indemnification asset to be recognized as FDIC amortization over the weighted average life of the loss-share agreements. The recognition of this amortization has begun to slow down as the five-year loss-share is beginning to expire. Consequently, there was a $5.0 million decline of FDIC indemnification amortization from the third quarter of 2014 to the third quarter of 2015.

Non-interest expense for the third quarter of 2015 was $44.6 million compared to $42.8 million for the third quarter of 2014. This increase is primarily associated with the establishment of the Centennial Commercial Finance Group (Centennial CFG) in New York City during the second quarter of 2015. For the third quarter of 2015, our core efficiency ratio was 39.30% which is improved from the 41.88% reported for third quarter of 2014.

Financial Condition

Total non-covered loans were $5.90 billion at September 30, 2015 compared to $4.82 billion at December 31, 2014. Total covered loans were $105.4 million at September 30, 2015 compared to $240.2 million at December 31, 2014.  Total deposits were $5.95 billion at September 30, 2015 compared to $5.42 billion at December 31, 2014.  Total assets were $8.52 billion at September 30, 2015 compared to $7.40 billion at December 31, 2014.

Since the second quarter of 2015, non-covered loans increased $401.1 million. During the third quarter of 2015, the five-year loss share agreements on the commercial real estate and commercial and industrial loans acquired through the FDIC-assisted acquisitions of Coastal and Bayside concluded. As a result, $50.3 million of these loans including their associated discounts previously classified as covered loans have migrated to non-covered loans status. As a result, the Company produced approximately $350.8 million of organic non-covered loan growth since June 30, 2015, of which $169.5 million is associated with loan originations in the legacy footprint with the remaining $181.3 million being associated with Centennial CFG.

Non-performing non-covered loans were $48.8 million as of September 30, 2015, of which $29.4 million, $18.4 million and $985,000 were located in Arkansas, Florida and Alabama, respectively. Non-performing non-covered loans as a percent of total non-covered loans were 0.83% as of September 30, 2015 compared to 0.82% as of December 31, 2014.  Non-performing non-covered assets were $67.0 million as of September 30, 2015, of which $41.4 million, $24.7 million and $985,000 were located in Arkansas, Florida and Alabama, respectively. Non-performing non-covered assets as a percent of total non-covered assets were 0.80% as of September 30, 2015 compared to 0.79% as of December 31, 2014.

The Company's allowance for loan losses for non-covered loans was $60.6 million at September 30, 2015, or 1.03% of total non-covered loans, compared to $52.5 million, or 1.09% of total non-covered loans, at December 31, 2014.  As of September 30, 2015 and December 31, 2014, the allowance for loan losses for non-covered loans plus discount for credit losses on non-covered loans acquired to total non-covered loans plus discount for credit losses on non-covered loans acquired was 3.23% and 3.88%, respectively. This decrease is primarily the result of the increase in non-covered loans during 2015 plus projected credit improvement on the acquired impaired loans. As of September 30, 2015 and December 31, 2014, the Company's allowance for loan losses for non-covered loans was 124% and 133% of its total non-performing non-covered loans, respectively.

Stockholders' equity was $1.09 billion at September 30, 2015 compared to $1.02 billion at December 31, 2014, an increase of $76.0 million. Book value per common share was $16.05 at September 30, 2015 compared to $15.03 at December 31, 2014.  Tangible book value per common share was $11.03 at September 30, 2015 compared to $9.90 at December 31, 2014 for an annualized increase of 15.3%.

Branches

In an effort to achieve efficiencies primarily from the acquisitions, the Company closed two Arkansas, one Alabama and two Florida locations during the third quarter of 2015 and has plans to close one Arkansas and three Florida locations during the fourth quarter of 2015. The Company currently has 80 branches in Arkansas, 58 branches in Florida, 6 branches in Alabama and a loan production office in New York City.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, October 15, 2015. Interested parties can listen to this call by calling 1-877-508-9586 and asking for the Home BancShares conference call. A replay of the call will be available by calling 1-877-344-7529, Passcode: 10072538, which will be available until October 22, 2015 at 10:59 p.m. CT (11:59 ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under "Investor Relations" for 12 months.

General

This release contains forward-looking statements regarding the Company's plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand, the ability to successfully integrate new acquisitions and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Home BancShares, Inc.'s financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission (the "SEC") on February 27, 2015, and in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 filed with the SEC on August 6, 2015.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Our wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, South Alabama and a loan production office in New York City. The Company's common stock is traded through the NASDAQ Global Select Market under the symbol "HOMB."

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
(In thousands)	2015	2015	2015	2014	2014

ASSETS

Cash and due from banks	$ 120,262	$ 116,682	$ 115,448	$ 105,438	$ 109,067
Interest-bearing deposits with other banks	108,394	87,729	82,123	7,090	28,416
Cash and cash equivalents	228,656	204,411	197,571	112,528	137,483
Federal funds sold	--	--	6,100	250	44,275
Investment securities - available-for-sale	1,141,405	1,080,000	1,069,745	1,067,287	1,067,617
Investment securities - held-to-maturity	324,949	336,993	344,518	356,790	296,036
Loans receivable not covered by loss share	5,900,175	5,499,028	4,929,989	4,817,314	4,583,015
Loans receivable covered by FDIC loss share	105,414	159,891	169,460	240,188	250,970
Allowance for loan losses	(63,659)	(60,258)	(56,526)	(55,011)	(52,844)
Loans receivable, net	5,941,930	5,598,661	5,042,923	5,002,491	4,781,141
Bank premises and equipment, net	205,505	209,425	209,326	206,912	211,726
Foreclosed assets held for sale not covered by loss share	18,204	16,539	17,402	16,951	19,367
Foreclosed assets held for sale covered by FDIC loss share	2,612	4,472	6,309	7,871	13,513
FDIC indemnification asset	11,290	15,874	19,435	28,409	42,104
Cash value of life insurance	75,281	75,015	74,722	74,444	70,913
Accrued interest receivable	26,977	24,447	23,542	24,075	23,366
Deferred tax asset, net	63,075	62,088	59,594	65,227	68,070
Goodwill	322,728	322,728	322,728	325,423	313,320
Core deposit and other intangibles	18,828	19,816	20,916	20,925	21,004
Other assets	134,113	103,913	99,143	93,689	86,436
Total assets	$ 8,515,553	$ 8,074,382	$ 7,513,974	$ 7,403,272	$ 7,196,371

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$ 1,409,949	$ 1,406,051	$ 1,328,689	$ 1,203,306	$ 1,170,441
Savings and interest-bearing transaction accounts	3,230,722	3,099,522	3,120,803	2,974,850	2,830,829
Time deposits	1,312,343	1,372,463	1,452,733	1,245,815	1,276,001
Total deposits	5,953,014	5,878,036	5,902,225	5,423,971	5,277,271
Federal funds purchased	--	--	--	--	--
Securities sold under agreements to repurchase	134,142	150,746	178,615	176,465	160,895
FHLB borrowed funds	1,216,152	866,907	277,477	697,957	713,553
Accrued interest payable and other liabilities	60,141	56,166	55,268	28,761	25,145
Subordinated debentures	60,826	60,826	60,826	60,826	60,826
Total liabilities	7,424,275	7,012,681	6,474,411	6,387,980	6,237,690

Stockholders' equity
Common stock	680	677	676	676	665
Capital surplus	782,500	780,731	779,856	781,328	749,573
Retained earnings	299,984	274,409	248,951	226,279	203,107
Accumulated other comprehensive income	8,114	5,884	10,080	7,009	5,336
Total stockholders' equity	1,091,278	1,061,701	1,039,563	1,015,292	958,681
Total liabilities and stockholders' equity	$ 8,515,553	$ 8,074,382	$ 7,513,974	$ 7,403,272	$ 7,196,371

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Nine Months Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
(In thousands)	2015	2015	2015	2014	2014	2015	2014

Interest income
Loans	$ 88,671	$ 82,360	$ 75,487	$ 80,011	$ 75,917	$ 246,518	$ 226,334
Investment securities
Taxable	5,157	5,130	5,543	5,168	4,905	15,830	14,137
Tax-exempt	2,789	2,774	2,752	2,843	2,552	8,315	7,248
Deposits - other banks	32	44	91	24	20	167	73
Federal funds sold	4	3	8	15	7	15	35

Total interest income	96,653	90,311	83,881	88,061	83,401	270,845	247,827

Interest expense
Interest on deposits	3,045	3,311	3,258	3,074	3,243	9,614	9,722
Federal funds purchased	1	1	1	1	2	3	2
FHLB borrowed funds	2,030	1,053	1,050	1,108	1,035	4,133	2,933
Securities sold under agreements to repurchase	146	163	172	181	186	481	536
Subordinated debentures	340	334	329	327	330	1,003	986

Total interest expense	5,562	4,862	4,810	4,691	4,796	15,234	14,179

Net interest income	91,091	85,449	79,071	83,370	78,605	255,611	233,648
Provision for loan losses	7,106	5,381	3,787	5,370	4,241	16,274	17,294
Net interest income after provision for loan losses	83,985	80,068	75,284	78,000	74,364	239,337	216,354

Non-interest income
Service charges on deposit accounts	6,250	6,056	5,418	6,143	6,275	17,724	18,379
Other service charges and fees	6,644	6,499	6,216	6,273	5,977	19,359	17,641
Trust fees	398	1,186	432	313	306	2,016	1,065
Mortgage lending income	3,132	2,955	1,932	2,341	1,901	8,019	5,215
Insurance commissions	548	640	567	977	984	1,755	3,334
Income from title services	28	36	34	60	59	98	162
Increase in cash value of life insurance	268	295	308	319	322	871	891
Dividends from FHLB, FRB, Bankers' bank & other	433	419	415	405	389	1,267	1,206
Gain on acquisitions	--	--	1,635	--	--	1,635	--
Gain on sale of SBA loans	151	--	--	--	183	151	183
Gain (loss) on sale of premises & equipment, net	(266)	21	8	(97)	(35)	(237)	419
Gain (loss) on OREO, net	(40)	(263)	493	264	529	190	1,927
Gain (loss) on securities, net	--	--	4	--	--	4	--
FDIC indemnification accretion/(amortization), net	(1,994)	(2,202)	(3,956)	(7,439)	(6,947)	(8,152)	(18,313)
Other income	993	1,385	1,164	652	888	3,542	2,442

Total non-interest income	16,545	17,027	14,670	10,211	10,831	48,242	34,551

Non-interest expense
Salaries and employee benefits	22,225	22,056	19,390	19,911	19,368	63,671	57,114
Occupancy and equipment	6,540	6,678	6,049	6,320	6,234	19,267	18,711
Data processing expense	2,619	3,063	2,419	1,842	1,801	8,101	5,387
Other operating expenses	13,209	11,453	12,855	13,076	15,414	37,517	39,582

Total non-interest expense	44,593	43,250	40,713	41,149	42,817	128,556	120,794

Income before income taxes	55,937	53,845	49,241	47,062	42,378	159,023	130,111
Income tax expense	20,196	19,939	18,122	17,136	15,007	58,257	46,974
Net income	$ 35,741	$ 33,906	$ 31,119	$ 29,926	$ 27,371	$ 100,766	$ 83,137

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars and shares in thousands,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
except per share data)	2015	2015	2015	2014	2014	2015	2014

PER SHARE DATA

Diluted earnings per common share	$ 0.52	$ 0.50	$ 0.46	$ 0.44	$ 0.41	$ 1.48	$ 1.26
Diluted earnings per common share excluding merger expenses	0.53	0.50	0.47	0.46	0.45	1.50	1.31
Diluted earnings per common share excluding intangible amortization	0.53	0.51	0.47	0.46	0.42	1.51	1.29
Basic earnings per common share	0.53	0.50	0.46	0.44	0.41	1.49	1.27
Dividends per share - common	0.150	0.125	0.125	0.100	0.100	0.400	0.250
Book value per common share	16.05	15.67	15.38	15.03	14.42	16.05	14.42
Tangible book value per common share	11.03	10.61	10.30	9.90	9.39	11.03	9.39

STOCK INFORMATION

Average common shares outstanding	67,869	67,632	67,589	67,291	66,223	67,698	65,499
Average diluted shares outstanding	68,081	67,915	67,923	67,653	66,616	67,971	65,889
End of period common shares outstanding	68,000	67,774	67,577	67,571	66,483	68,000	66,483

ANNUALIZED PERFORMANCE METRICS

Return on average assets	1.72%	1.72%	1.67%	1.62%	1.56%	1.71%	1.63%
Return on average assets excluding intangible amortization	1.83%	1.83%	1.79%	1.74%	1.68%	1.82%	1.76%
Return on average assets excluding intangible amortization, provision for loan losses, merger expenses, bargain purchase gain, gain on life insurance proceeds and income taxes (Core ROA)	3.24%	3.20%	3.04%	3.13%	3.08%	3.17%	3.20%
Return on average common equity	13.23%	12.98%	12.33%	11.96%	11.58%	12.86%	12.48%
Return on average tangible common equity excluding intangible amortization	19.76%	19.68%	18.99%	18.72%	18.46%	19.49%	20.21%
Efficiency ratio	39.79%	40.39%	41.41%	41.87%	45.70%	40.49%	42.95%
Core efficiency ratio	39.30%	40.30%	40.84%	40.15%	41.88%	40.11%	41.61%
Net interest margin - FTE	5.03%	5.00%	4.94%	5.26%	5.26%	4.99%	5.41%
Fully taxable equivalent adjustment	$ 1,951	$ 1,879	$ 1,855	$ 1,911	$ 1,728	$ 5,685	$ 4,943
Total revenue	113,198	107,338	98,551	98,272	94,232	319,087	282,378

EARNINGS EXCLUDING
INTANGIBLE AMORTIZATION

GAAP net income available to common shareholders	$ 35,741	$ 33,906	$ 31,119	$ 29,926	$ 27,371	$ 100,766	$ 83,137
Intangible amortization after-tax	600	669	686	707	701	1,955	2,107
Earnings excluding intangible amortization	$ 36,341	$ 34,575	$ 31,805	$ 30,633	$ 28,072	$ 102,721	$ 85,244

GAAP diluted earnings per share	$ 0.52	$ 0.50	$ 0.46	$ 0.44	$ 0.41	$ 1.48	$ 1.26
Intangible amortization after-tax	0.01	0.01	0.01	0.02	0.01	0.03	0.03
Diluted earnings per share excluding intangible amortization	$ 0.53	$ 0.51	$ 0.47	$ 0.46	$ 0.42	$ 1.51	$ 1.29

OTHER OPERATING EXPENSES

Advertising	$ 906	$ 657	$ 779	$ 792	$ 673	$ 2,342	$ 1,776
Merger and acquisition expenses	474	--	1,417	1,711	3,772	1,891	4,727
Amortization of intangibles	988	1,100	1,129	1,163	1,153	3,217	3,467
Electronic banking expense	1,352	1,299	1,232	1,351	1,307	3,883	3,957
Directors' fees	233	281	295	243	236	809	669
Due from bank service charges	291	286	215	199	200	792	604
FDIC and state assessment	1,276	1,172	1,396	1,144	972	3,844	3,144
Insurance	617	617	666	685	657	1,900	1,853
Legal and accounting	338	706	447	666	510	1,491	1,346
Other professional fees	947	560	488	394	716	1,995	1,806
Operating supplies	464	509	434	473	468	1,407	1,455
Postage	293	295	309	329	323	897	1,002
Telephone	444	470	504	503	548	1,418	1,465
Other expense	4,586	3,501	3,544	3,423	3,879	11,631	12,311

Total other operating expenses	$ 13,209	$ 11,453	$ 12,855	$ 13,076	$ 15,414	$ 37,517	$ 39,582

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
(Dollars in thousands)	2015	2015	2015	2014	2014

BALANCE SHEET RATIOS

Total loans to total deposits	100.88%	96.27%	86.40%	93.24%	91.60%
Common equity to assets	12.8%	13.1%	13.8%	13.7%	13.3%
Tangible common equity to tangible assets	9.2%	9.3%	9.7%	9.5%	9.1%

ALLOWANCE FOR LOAN LOSSES

Non-Covered
Balance, beginning of period	$ 55,877	$ 52,731	$ 52,471	$ 50,695	$ 48,248
Loans charged off	3,966	3,339	3,150	3,811	2,544
Recoveries of loans previously charged off	535	1,184	541	1,121	750
Net loans (recovered)/charged off	3,431	2,155	2,609	2,690	1,794
Provision for loan losses	7,106	5,301	2,869	4,466	4,241
Reclass of provision for loan losses attributable to FDIC loss share agreements	1,029	--	--	--	--
Balance, end of period	$ 60,581	$ 55,877	$ 52,731	$ 52,471	$ 50,695

Discount for credit losses on non-covered loans acquired	134,131	131,746	134,699	139,720	148,172
Net (recoveries) charge-offs on loans not covered by loss share to average non-covered loans	0.24%	0.16%	0.22%	0.23%	0.16%
Allowance for loan losses for non-covered loans to total non-covered loans	1.03%	1.02%	1.07%	1.09%	1.11%
Allowance for loan losses for non-covered loans plus discount for credit losses on non-covered loans acquired to total non-covered loans plus discount for credit losses on non-covered loans acquired	3.23%	3.33%	3.70%	3.88%	4.20%

Covered
Balance, beginning of period	$ 4,381	$ 3,795	$ 2,540	$ 2,149	$ 2,925
Loans charged off	251	--	772	858	863
Recoveries of loans previously charged off	(318)	186	265	345	87
Net loans charged off/(recovered)	569	(186)	507	513	776
Provision for loan losses forecasted outside of loss share	295	--	(295)	904	--
Provision for loan losses before benefit attributable to FDIC loss share agreements	--	400	2,057	--	--
Benefit attributable to FDIC loss share agreements	(295)	(320)	(844)	--	--
Net provision for loan losses	--	80	918	904	--
Reclass of provision for loan losses attributable to FDIC loss share agreements	(1,029)	--	--	--	--
Increase (decrease) in FDIC indemnification asset	295	320	844	--	--
Balance, end of period	$ 3,078	$ 4,381	$ 3,795	$ 2,540	$ 2,149

Total allowance for loan losses	$ 63,659	$ 60,258	$ 56,526	$ 55,011	$ 52,844

NON-PERFORMING ASSETS
NOT COVERED BY LOSS SHARE

Non-performing non-covered loans
Non-accrual non-covered loans	$ 37,405	$ 29,033	$ 25,354	$ 24,691	$ 22,381
Non-covered loans past due 90 days or more	11,390	10,847	12,160	14,871	18,644
Total non-performing non-covered loans	48,795	39,880	37,514	39,562	41,025
Other non-performing non-covered assets
Non-covered foreclosed assets held for sale, net	18,204	16,539	17,402	16,951	19,367
Other non-performing non-covered assets	14	12	--	--	--
Total other non-performing non-covered assets	18,218	16,551	17,402	16,951	19,367
Total non-performing non-covered assets	$ 67,013	$ 56,431	$ 54,916	$ 56,513	$ 60,392

Allowance for loan losses for non-covered loans to non-performing non-covered loans	124.15%	140.11%	140.56%	132.63%	123.57%
Non-performing non-covered loans to total non-covered loans	0.83%	0.73%	0.76%	0.82%	0.90%
Non-performing non-covered assets to total non-covered assets	0.80%	0.71%	0.75%	0.79%	0.88%

Home BancShares, Inc.
Loan Information
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
(Dollars in thousands)	2015	2015	2015	2014	2014

LOANS NOT COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$ 2,655,882	$ 2,477,688	$ 2,042,781	$ 1,987,890	$ 1,918,827
Construction/land development	805,003	796,589	733,564	700,139	660,107
Agricultural	75,233	81,633	82,985	72,211	78,243
Residential real estate loans
Residential 1-4 family	1,055,504	997,952	976,719	963,990	935,547
Multifamily residential	392,483	321,593	274,515	250,222	251,726
Total real estate	4,984,105	4,675,455	4,110,564	3,974,452	3,844,450
Consumer	46,677	48,320	51,852	56,720	57,821
Commercial and industrial	749,846	658,501	641,411	670,124	547,706
Agricultural	78,217	72,766	58,317	48,833	64,875
Other	41,330	43,986	67,845	67,185	68,163
Loans receivable not covered by loss share	$ 5,900,175	$ 5,499,028	$ 4,929,989	$ 4,817,314	$ 4,583,015

LOANS COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$ 25,903	$ 54,777	$ 58,251	$ 93,979	$ 99,518
Construction/land development	7,836	24,003	25,495	39,946	42,713
Agricultural	735	848	875	943	1,039
Residential real estate loans
Residential 1-4 family	66,447	72,002	76,758	87,309	90,088
Multifamily residential	1,200	1,394	1,421	8,617	8,263
Total real estate	102,121	153,024	162,800	230,794	241,621
Consumer	10	17	17	16	22
Commercial and industrial	2,682	6,118	5,887	8,651	8,295
Agricultural	--	--	--	--	--
Other	601	732	756	727	1,032
Loans receivable covered by loss share	$ 105,414	$ 159,891	$ 169,460	$ 240,188	$ 250,970

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	September 30, 2015			June 30, 2015
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$ 78,783	$ 32	0.16%	$ 84,443	$ 44	0.21%
Federal funds sold	5,293	4	0.30%	4,355	3	0.28%
Investment securities - taxable	1,129,453	5,157	1.81%	1,082,113	5,130	1.90%
Investment securities - non-taxable - FTE	326,069	4,557	5.54%	327,088	4,543	5.57%
Loans receivable - FTE	5,800,688	88,854	6.08%	5,507,405	82,470	6.01%
Total interest-earning assets	7,340,286	98,604	5.33%	7,005,404	92,190	5.28%
Non-earning assets	890,551			895,317
Total assets	$ 8,230,837			$ 7,900,721

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$ 3,157,279	$ 1,514	0.19%	$ 3,149,490	$ 1,576	0.20%
Time deposits	1,320,995	1,531	0.46%	1,418,803	1,735	0.49%
Total interest-bearing deposits	4,478,274	3,045	0.27%	4,568,293	3,311	0.29%
Federal funds purchased	1,250	1	0.32%	213	1	1.88%
Securities sold under agreement to repurchase	143,672	146	0.40%	168,314	163	0.39%
FHLB borrowed funds	1,044,369	2,030	0.77%	677,108	1,053	0.62%
Subordinated debentures	60,826	340	2.22%	60,826	334	2.20%
Total interest-bearing liabilities	5,728,391	5,562	0.39%	5,474,754	4,862	0.36%
Non-interest bearing liabilities
Non-interest bearing deposits	1,371,924			1,344,580
Other liabilities	58,729			33,622
Total liabilities	7,159,044			6,852,956
Shareholders' equity	1,071,793			1,047,765
Total liabilities and shareholders' equity	$ 8,230,837			$ 7,900,721
Net interest spread			4.94%			4.92%
Net interest income and margin - FTE		$ 93,042	5.03%		$ 87,328	5.00%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Nine Months Ended
	September 30, 2015			September 30, 2014
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$ 104,764	$ 167	0.21%	$ 52,741	$ 73	0.19%
Federal funds sold	8,276	15	0.24%	22,746	35	0.21%
Investment securities - taxable	1,097,901	15,830	1.93%	1,029,496	14,137	1.84%
Investment securities - non-taxable - FTE	327,040	13,604	5.56%	292,349	11,852	5.42%
Loans receivable - FTE	5,461,573	246,914	6.04%	4,498,643	226,674	6.74%
Total interest-earning assets	6,999,554	276,530	5.28%	5,895,975	252,771	5.73%
Non-earning assets	894,092			923,800
Total assets	$ 7,893,646			$ 6,819,775

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$ 3,116,308	$ 4,564	0.20%	$ 2,809,963	$ 3,882	0.18%
Time deposits	1,358,539	5,050	0.50%	1,407,255	5,840	0.55%
Total interest-bearing deposits	4,474,847	9,614	0.29%	4,217,218	9,722	0.31%
Federal funds purchased	863	3	0.46%	1,001	2	0.27%
Securities sold under agreement to repurchase	163,718	481	0.39%	145,348	536	0.49%
FHLB borrowed funds	788,393	4,133	0.70%	416,531	2,933	0.94%
Subordinated debentures	60,826	1,003	2.20%	60,826	986	2.17%
Total interest-bearing liabilities	5,488,647	15,234	0.37%	4,840,924	14,179	0.39%
Non-interest bearing liabilities
Non-interest bearing deposits	1,315,160			1,068,626
Other liabilities	41,982			19,642
Total liabilities	6,845,789			5,929,192
Shareholders' equity	1,047,857			890,583
Total liabilities and shareholders' equity	$ 7,893,646			$ 6,819,775
Net interest spread			4.91%			5.34%
Net interest income and margin - FTE		$ 261,296	4.99%		$ 238,592	5.41%
CONTACT: Jennifer C. Floyd
         Chief Accounting Officer &
         Investor Relations Officer
         Home BancShares, Inc.
         (501) 339-2929